Q2 2022 Earnings and Business Update Call

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the “Company,” “Sanara,” “we,” “our” or “us”). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will,” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the potential benefits created by the Precision Healing merger and Scendia acquisition, the anticipated impact of the Precision Healing Merger and the Scendia acquisition on Sanara’s business and future financial and operating results, Sanara’s ability to license and distribute Scendia products, the development of new products, the regulatory process and expansion of the Company’s business. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Commentary on Q2 2022

- **Financial Update**
  - Highest sales quarter ($9.7 million) in the Company's history; first quarter in which the Company generated >$3 million in sales in every month in the quarter
  - Net loss of $3.3 million for Q2 2022
  - Net loss compared to Q2 2021 impacted by increased SG&A (+$3.9 million) as well as higher R&D costs (+$1.0 million) related to our acquisition of Precision Healing Inc. and several other new development projects

- **Precision Healing Merger**
  - Technology currently under development at Precision Healing is expected to be a key component of our strategy to offer a comprehensive wound and dermatology solution for Medicare Advantage, at-risk payors, and other types of healthcare at-risk models

- **Scendia Biologics Acquisition**
  - We believe that this acquisition added a significant portfolio of advanced biologic products that are complimentary to our current surgical product offering.
  - We also believe the acquisition will expand our ability to provide new health systems a more comprehensive suite of surgical products.

Surgical Products

Surgical Overview

- 35 field sales managers
- CellerateRX Surgical sold in 590 hospitals/ASCs in the TTM
- CellerateRX Surgical sold in hospitals/ASCs across 27 states(1) in the TTM
- CellerateRX Surgical approved to be sold in 1,580 hospitals/ASCs
- Total estimated available market in the United States:
  - 6,090 hospitals(2)
  - 5,700 ASCs(3)


POWDER
Cellerate
RX Surgical
ACTIVATED COLLAGEN



(1) Number based on a minimum of $50,000 revenue in the TTM.
(2) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(3) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Scendia Biologics Acquisition

Sanara MedTech

Overview

- **Additional Product Portfolio**
  - We believe Scendia products could be beneficial to physicians who already use Cellerate products
  - Primary focus on four key products (though other products are still offered):
    - AMPLIFY™ Verified Inductive Bone Matrix
    - ALLOCYTE™ Advanced Cellular Bone Matrix
    - BiFORM® Bioactive Moldable Matrix
    - TEXAGEN™ Amniotic Membrane Allograft
- **Geographic Expansion Opportunity**
  - Prior to the acquisition, Scendia generated revenue in 8 states at or above $50,000 per year where Sanara did the same. We believe that there is an opportunity to expand Scendia's sales into the additional 18 states where Sanara generated revenue above that level.
  - Our ultimate goal is to expand the geographic footprint for all of Sanara and Scendia's products across all 50 states.
- **Scendia Historical Financial Results**
  - Scendia's unaudited full-year 2021 revenue was $8.3 million and unaudited trailing twelve-month revenue was $11.0 million (as of May 31, 2022).
  - Over the same trailing twelve-month period (as of May 31, 2022), sales of Sanara products to Scendia equaled $1.5 million.
  - We expect the acquisition to be accretive to Sanara's EPS in Q3 of 2022.
- **Purchase Price**
  - The initial purchase price for Scendia was $7.4 million comprised of $1.4 million in cash and $6 million in stock.
  - There are two earnout payments payable in cash or stock at Sanara's election based on the achievement of certain sales thresholds in years one and two following the acquisition.

Precision Healing Merger

Sanara MedTech

Capabilities and Strategic Rationale

- **Key Features**
  - The imager is intended to be integrated with Sanara's proprietary EMR system and virtual consult capability, with the goal of giving the Company the ability to diagnose, treat, track, collect, and further analyze data on the healing progression of wounds across the continuum of care.
  - We believe that data collected by the Precision Healing platform will help clinicians to rapidly and accurately diagnose the root cause of a patient's wound and develop tailored treatment protocols that can be adjusted as more information is gathered.
  - The platform is expected to enable the Company to further develop evidence-based treatment algorithms for use as suggested clinical practice guidelines.

- **Strategic Rationale**
  - Sanara expects that this will help it to help to improve wound healing efficacy and time to heal while lowering the overall cost of healing.

- **510(k) Submission**
  - The Precision Healing imager 510(k) is being prepared for submission to the FDA and is expected to be filed early in Q4.

Q2 2022 Financial Highlights

Sanara MedTech

Overview

- **Revenue**
  - For the three months ended June 30, 2022, we generated net revenues of $9.7 million compared to net revenues of $6.3 million for the three months ended June 30, 2021, representing a 54% increase from the prior year period.
  - For the six months ended June 30, 2022, net revenues totaled $17.5 million compared to net revenues of $11.3 million for the six months ended June 30, 2021, representing a 55% increase from the prior year period.
  - The higher revenues in 2022 were primarily due to increased sales of surgical wound care products as a result of our increased market penetration and geographic expansion, and our continuing strategy to expand our independent distribution network in both new and existing U.S. markets.
- **SG&A**
  - SG&A expenses for the three months ended June 30, 2022, were $10.4 million, as compared to $6.6 million for the three months ended June 30, 2021.
  - SG&A expenses for the six months ended June 30, 2022, were $19.8 million compared to SG&A expenses of $12.0 million for the six months ended June 30, 2021.
    - The higher SG&A expenses in 2022 were primarily due to higher direct sales and marketing expenses.
    - The increase in 2022 SG&A expenses were also partly attributable to increased noncash equity compensation, higher travel and in-person promotional activities expenses, and higher payroll costs related to the mid-year addition of the Rochal workforce in July 2021.
- **Net Loss**
  - We had a net loss of $3.3 million for the three months ended June 30, 2022, compared to a net loss of $1.2 million for the three months ended June 30, 2021.
  - For the six months ended June 30, 2022, we had a net loss of $6.4 million, compared to net loss of $2.4 million for the six months ended June 30, 2021.
- **Cash Balances at end of quarter (in millions)**
  - $27.3 (Q1-21), $24.4 (Q2-21), $22.4 (Q3-21), $18.7 (Q4-21), $16.1 (Q1-22), $12.7 (Q2-22)

Questions

Sanara
MedTech
Evidence Based Healing